UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2009

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2009, the Company’s stockholders approved the XTO Energy Inc. Executive Incentive Compensation Plan (the “Plan”) at the 2009 Annual Meeting of Stockholders. The description of the Plan set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2009 is incorporated herein by reference in response to this Item.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2009, the Company’s stockholders also approved and adopted an amendment to the Company’s Bylaws to provide for the annual election of all directors. The amendment provides that the Board of Directors will be declassified in stages over a two-year period. The Board will cease to be classified, and all directors will be elected annually, commencing with the election of directors at the annual meeting of stockholders to be held in 2011. The description of the amendment set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2009 is incorporated herein by reference in response to this Item.

On May 19, 2009, the Board of Directors approved Amended and Restated Bylaws of the Company as of May 19, 2009, reflecting the amendment approved by the stockholders at the annual meeting. A copy of the Amended and Restated Bylaws of XTO Energy Inc., as of May 19, 2009, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

The 2009 Annual Meeting of Stockholders of the Company was held on May 19, 2009. A total of 477,689,932 of the Company’s shares of common stock were present in person or represented by proxy at the meeting. This represented 82.40% of the Company’s outstanding shares at March 31, 2009, the record date for the meeting.

The stockholders approved the amendment to the Company’s Bylaws with the affirmative vote of 99.45% of the shares entitled to vote, present in person or represented by proxy at the meeting. There were 475,045,441 votes for, 2,327,049 votes against and 317,441 votes abstaining on this matter.

The individuals listed below were elected as Class B directors to serve a two-year term based on the following tabulations:

Name	For	Against	Abstain
Phillip R. Kevil	458,744,242	18,343,902	601,788
Herbert D. Simons	312,309,895	162,596,943	2,783,093
Vaughn O. Vennerberg II	453,551,398	23,622,624	515,909

Other directors continuing in office are William H. Adams III, Lane G. Collins, Keith A. Hutton, Jack P. Randall, Scott G. Sherman and Bob R. Simpson. Louis G. Baldwin, Timothy L. Petrus and Gary D. Simpson continue to serve as non-voting advisory directors.

The stockholders approved the XTO Energy Inc. 2009 Executive Incentive Compensation Plan with the affirmative vote of 92.90% of the shares entitled to vote, present in person or represented by proxy at the meeting. There were 443,729,175 votes for, 31,708,802 votes against and 2,251,955 votes abstaining on this matter.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent auditor for 2009 with the affirmative vote of 99.20% of the shares entitled to vote, present in person or represented by proxy at the meeting. There were 473,863,240 votes for, 3,394,764 votes against and 431,927 votes abstaining on this matter.

The stockholders approved a stockholder proposal concerning a stockholder advisory vote on executive compensation with the affirmative vote of 51.06% of the shares entitled to vote, present in person or represented by proxy at the meeting. There were 216,630,644 votes for, 204,359,057 votes against and 3,278,821 votes abstaining on this matter.

The stockholders did not approve a stockholder proposal concerning stockholder approval of executive benefits payable upon death with the proposal receiving the affirmative vote of 49.29% of the shares entitled to vote, present in person or represented by proxy at the meeting. There were 209,117,584 votes for, 205,281,386 votes against and 9,869,552 votes abstaining on this matter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of XTO Energy Inc. as of May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: May 22, 2009	By:	/S/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

3.1     Amended and Restated Bylaws of XTO Energy Inc. as of May 19, 2009

5